Exhibit 10.2

Exhibit A.

THE PLACEMENT AGENT FOR THIS NOTE IS DAWSON JAMES SECURITIES INC., A BROKER - DEALER REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION AND A MEMBER OF FINRA

THIS NOTE CONTAINS AN AFFIDAVIT OF CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS BORROWER MAY HAVE AND ALLOWS THE INVESTOR TO OBTAIN A JUDGMENT AGAINST BORROWER WITHOUT ANY FURTHER NOTICE.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THE NOTE IN THE EVENT OF A PARTIAL REDEMPTION OR CONVERSION. NEITHER THE ISSUANCE NOR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (“SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, REGULATION S, OR RULE 144A UNDER SAID ACT OR OTHER APPLICABLE EXEMPTION. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

$1,150,000 NOTE

Issue Date: July 19, 2024

FOR VALUE RECEIVED, SMX (SECURITY MATTERS) PUBLIC LIMITED, an Irish public limited company (hereinafter called “Borrower” or the “Company”) (Trading Symbol: SMX), with its principal offices located at Mespil Business Centre, Mespil House Sussex Road, Dublin 4, Ireland, hereby promises to pay to Generating Alpha Ltd., a Saint Kitts and Nevis corporation, or its assigns or successors-in-interest (the “Holder” or “Lender”) on order, without demand, the aggregate principal amount of ONE MILLION ONE HUNDRED AND FIFTY THOUSAND DOLLARS ($1,150,000.00) (the “Principal Amount”). This Note is issued pursuant to that certain Securities Purchase Agreement dated as of July 19, 2024, as the same may be amended from time to time, by and between Borrower and Lender (the “Purchase Agreement”). This Note is free from all taxes, liens, claims and encumbrance with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of the shareholders of the Borrower and will not impose personal liability upon the Holder. The placement agent for this investment is Dawson James Securities, Inc., a broker dealer registered with the SEC and is a member of FINRA.

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

Article I - CONVERSION RIGHTS AND CERTAIN COVENANTS

At any time and from time to time, the Holder shall have the right to convert in whole or in part the outstanding and unpaid Principal Amount under this Note into Ordinary Shares. The Outstanding Balance of Note together with all unpaid interest, if any, accrued thereon and any other amounts payable hereunder, or such portion thereof, that has not previously been converted into Ordinary Shares, of the Company (the “Ordinary Shares”), if any, shall be payable in full on the Maturity Date. Should Borrower fail to eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, inter-dealer quotation system or other self-regulatory organization with jurisdiction over Borrower or any of it securities on Borrower’s ability to issue Ordinary Shares, in lieu of any right to convert this Note, this will be considered an Event of Default under the Note. The Holder shall have the right to convert the Outstanding Balance together with all unpaid interest, if any, accrued thereon of this Note into shares of the Borrower’s Ordinary Shares as set forth below.

Conversion Price. The conversion price for each conversion shall be equal to the lesser of $6.10 (the “Fixed Price”) or 80% of the lowest VWAP during the twenty trading days prior to the respective conversion date (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events) as reported on the Nasdaq, NYSE, OTCQB or applicable trading market or as reported by a reliable reporting service (“Reporting Service”) designated by the Holder or as reported on the principal securities exchange or trading market where such security is listed or traded or, if no VWAP of such security is available in any of the foregoing manners, the average of the trading prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc. To the extent the Conversion Price of the Borrower’s Ordinary Shares closes below the par value per share, the Borrower will take all steps necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law. The Borrower agrees to honor all conversions submitted pending this adjustment. If the shares of the Borrower’s Ordinary Shares have not been delivered within three (3) business days by the Borrower or Borrower’s transfer agent, the Notice of Conversion may be rescinded. For purposes of this section, in determining the number of outstanding Ordinary Shares, a Holder may rely on the number of outstanding Ordinary Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement or SEC filing by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of Ordinary Shares outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of Ordinary Shares then outstanding.

(b and c) [Intentionally Omitted].

(d) Conversion. The Holder shall have the option, but shall not be required, to convert all or a portion of the Note into a number of fully paid and non-assessable Ordinary Shares (the “Conversion Shares”), as described herein. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the Outstanding Balance together with all unpaid interest, if any, accrued thereon of this Note to be converted by (y) the Conversion Price. The Company may deliver an objection to any Notice of Conversion within one Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company. Non ink-original Notice of conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization of any Notice of Conversion form be required.

(e) Mechanics of Conversion. As a condition to affecting the conversion set forth in Section 1.1(b) above, the Holder shall properly complete and deliver to the Company a Notice of Conversion, a form of which is annexed hereto as Exhibit B (“Conversion Notice” or Notice of Conversion”). The Notice of Conversion shall set forth the Outstanding Balance to be converted and the date on which such conversion shall be affected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. Upon timely delivery to the Borrower of the Notice of Conversion, certificates evidencing that number of Ordinary Shares for the portion of the Note converted in accordance herewith shall be transmitted by the Company’s transfer agent to the Holder by crediting the account of the Holder’s broker with The Depository Trust Company through its Deposit / Withdrawal at Custodian system if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Conversion Shares to, or resale of the Conversion Shares by, the Holder or (B) the shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, Rule 144A, Regulation S and otherwise by physical delivery to the address specified by the Holder in the Notice of Conversion by the date that is two Trading Days after the Conversion Date (such third day being the “Share Delivery Date”). The Borrower will not issue fraction shares or scrip representing fractions of shares upon conversion, but the Outstanding Balance so converted shall be deemed increased to get to such rounded number. Moreover, and notwithstanding anything to the contrary herein or in any other Transaction Document, in the event Borrower or its transfer agent refuses to deliver any Conversion Shares or shares without a restrictive securities legend to Lender on grounds that such issuance is in violation of Rule 144 under the Securities Act of 1933, as amended (“Rule 144”), Borrower shall deliver or cause its transfer agent to deliver the applicable Conversion Shares to Lender with a restricted securities legend, but otherwise in accordance with the provisions of this Agreement. In conjunction therewith, Borrower will also deliver to Lender a written explanation from its counsel or its transfer agent’s counsel opining as to why the issuance of the applicable Conversion Shares violates Rule 144.

(f) Charges. Issuance of Ordinary Shares to Holder, or any of its assignees, upon the conversion of this Note shall be made without charge to the Holder for any issuance fee, transfer tax, postage/mailing charge or any other expense with respect to the issuance of such Ordinary Shares. Company shall pay all Transfer Agent fees incurred from the issuance of the Ordinary Shares to Holder and acknowledges that this is a material obligation of this Note.

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(g) Par Value Adjustments. To the extent the Conversion Price of the Borrower’s Ordinary Shares closes below the par value per share, the Borrower will take all steps necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law. The Borrower agrees to honor all conversions submitted pending this adjustment, provided, however, that the Holder, in its sole and absolute discretion may elect to instead to set the Conversion Price to par value for such Conversion(s) and the Conversion Amount for such Conversion(s) shall be increased to include Additional Principal, where “Additional Principal” means such additional amount to be added to the Conversion Amount to the extent necessary to cause the number of Conversion Shares issuable upon such Conversion(s) to equal the same number of Conversion Shares as would have been issued had the Conversion Price not been set to par value pursuant to this Section.

(h) Rescindment of a Notice of Conversion. If (i) the Borrower fails to respond to Holder within one business day from the date a Notice of Conversion is sent confirming the details of the Notice of Conversion, (ii) the Borrower fails to provide any of the shares of the Borrower’s Ordinary Shares requested in the Notice of conversion within two business days from the date of receipt of the Note of Conversion, (iii) the Holder is unable to procure a legal opinion required to have the shares of the Borrower’s Ordinary Shares issued unrestricted and/or deposited to sell for any reason related to the Borrower’s standing, (iv) the Holder is unable to deposit the shares of the Borrower’s Ordinary Shares requested in the Notice of Conversion for any reason, (v) at any time after a missed deadline, at the Holder’s sole discretion, or (vi) within three business days of the transmittal of the Notice of Conversion, the Ordinary Shares has a closing bid which is 5% lower than that set forth in the Notice of Conversion, then the Holder maintains the option and sole discretion to rescind the Notice of Conversion by sending a Notice of Rescindment.

1.2 Obligation to Deliver Conversion Shares Absolute; Certain Remedies.

(a) Obligation Absolute. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares. The Company shall issue Conversion Shares upon a properly noticed conversion. In the event that the Holder of this Note shall elect to convert any or all of the Outstanding Balance hereof in accordance with the terms of this note, the Borrower may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained, and the Borrower posts a surety bond for the benefit of the Holder in the amount of two hundred percent of the Outstanding Balance of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of such injunction, the Borrow shall issue conversion shares upon a properly submitted Notice of Conversion. All payments under this Note (whether made by the Borrower or any other person) to or for the account of the Holder hereunder shall be made free and clear of and without reduction by reason of any present and future income, stamp, registration and other taxes, levies, duties, costs and charges whatsoever imposed, assessed, levied or collected by the United States or any political subdivision or taxing authority thereof or therein, together with interest, if any, thereon and penalties with respect thereto, if any on or in respect of this Note (such taxes, levies, duties, costs and charges being herein collectively called “Taxes”). The Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Ordinary Shares or other securities or property on conversion of this Note in a name other than that of the Holder (or in street name), and the Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder’s account) requesting the issuance thereof shall have paid to the Borrower the amount of any such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

(b) Failure to Deliver Ordinary Shares Prior to Delivery Date. Without in any way limiting the Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties to this Note agree that if delivery of the Ordinary Shares issuable upon conversion of this Note is not delivered as required by the Share Delivery Date (a “Conversion Default”), Holder, at any time prior to selling all of those shares, may rescind any portion, in whole or in part, of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the Outstanding Balance with the rescinded conversion shares returned to the Borrower (under Holder’s and Borrower’s expectations that any returned conversion amounts will tack back to the original date of the Note). In addition, for each conversion, in the event that the shares are not delivered as required by this Note by the Share Delivery Date, the Borrower shall pay the “Conversion Default Payment”. Such cash amount shall be paid to the Holder by the fifth day of the month following the month in which it has accrued (the “Conversion Default Payment Due Date”). In the event such cash amount is not received by the Holder by the Conversion Default Payment Due Date, at the option of the Holder (without notice to the Borrower), the Conversion Default Payment shall be added to the Outstanding Balance of this Note and will tack back to the original date of the Note and interest, if any, shall accrue thereon in accordance with the terms of this Note.

(c) [Intentionally Omitted].

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(d) [Intentionally Omitted].

(e) Reservation of Shares. The Borrower represents, warrants, covenants and agrees at all times to have authorized and reserved the greater of; (a) 40,000,000 Ordinary Shares or (b) ten times the number of shares that is actually issuable upon full conversion of this Note (based on the Conversion Price in effect from time to time) (the “Reserved Amount”). Initially, the Company will instruct the Transfer Agent to reserve 40,000,000 Ordinary Shares in the name of the Holder for issuance upon conversion hereof. The Holder has the sole right to have the Borrower’s transfer agent to increase the shares to equal the Reserved Amount at any time without the consent of the Borrower. The Reserved Amount shall be increased from time to time as required to ensure compliance with this provision. The Borrower represents and warrants and covenants and agrees that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of Ordinary Shares into which this Note shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of Ordinary Shares authorized and reserved, free from preemptive rights, for conversion of this Note. The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue shares of the Ordinary Shares issuable upon conversion of this Note pursuant to EXHIBIT C: IRREVOCABLE INSTRUCTIONS which forms a part of this Note, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of issuing the necessary Ordinary Shares in accordance with the terms and conditions of this Note. Should any of the above events in this section occur, Company will have three business days to increase the reserve with their transfer agent or this will constitute an Event of Default. The Reserved Amount detailed in this Note is specific to this Note and it is in addition to any and all other shares reserved for the Holder in other notes or agreements. Further, it does not amend nor affect any previous Reserved Amount for the Holder. If at any time the Borrower does not maintain the Reserved Amount of ten times the number of shares that is actually issuable upon full conversion of this Note sixty days after the issuance of the note, it shall constitute an Event of Default. Holder shall not be required to fund this note, until the proper amount of shares are reserved for this Note under the provisions of this Note or Exhibit C: Irrevocable Instructions. The Borrower will instruct its transfer agent to provide the outstanding share information to the Holder in connection with its conversions. The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Ordinary Shares issuable upon conversion of this Note, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for Ordinary Shares in accordance with the terms and conditions of this Note. Notwithstanding the foregoing, in no event shall the Reserved Amount be lower than the initial Reserved Amount, regardless of any prior conversions. The Reserved Amount will be increased by a factor of two, each time the Borrower issues a Variable Security (as defined herein), but not including any Exempt Issuances. A “Variable Security” shall mean any security issued by the Borrower that (i) has or may have conversion rights of any kind, contingent, conditional or otherwise in which the number of shares that may be issued pursuant to such conversion right varies with the market price of the Ordinary Shares; (ii) is or may become convertible into Ordinary Shares, including without limitation convertible debt, warrants or convertible preferred stock, with a conversion or exercise price that varies with the market price of the Ordinary Shares, even if such security only becomes convertible or exercisable following an event of default, the passage of time, or another trigger event or condition; or (iii) was issued or may be issued the future in exchange for or in connection with any contract, security, or instrument, whether convertible or note, where the number of Ordinary Shares issued or to be issued is based upon or related in any way to the market price of the Ordinary Shares, including, but not limited to, Ordinary Shares issued in connection with a section 3(a)(9) exchange, or a Section 3(a)(10) settlement, or any other similar settlement or exchange. In the event that the Borrower shall be unable to reserve the entirety of the Reserved Amount (the “Reserve Amount Failure”), the Borrower shall promptly take all actions necessary to increase its authorized share capital to accommodate the Reserved Amount (the “Authorized Share Increase”), including without limitation, all board of directors actions and approvals and promptly (but no less than 60 days following the calling and holding a special meeting of its shareholders no more than sixty (60) days following the Reserve Amount Failure to seek approval of the Authorized Share Increase via the solicitation of proxies. If there are no shares available in the Share Reserve, the shares may be taken from “Company Use”, “Corporate Use” or any similar type of special Company category. Continental Stock Transfer & Trust Company or the Company’s current transfer agent is hereby irrevocably authorized and irrevocably directed by the Company to disclose the number of shares available in Company treasury and the “Company Use” or “Corporate Use” category to the Holder upon Holder’s request.

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(f) Insufficient Authorized Shares. If, notwithstanding other provisions of this Note and not in limitation thereof, at any time while the Note remain outstanding, the Company does not have a sufficient number of authorized and unreserved Ordinary Shares to satisfy its obligation to reserve for issuance upon conversion of the Note at least a number of Ordinary Shares equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized Ordinary Shares to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Note then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized Ordinary Shares. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized Ordinary Shares and to cause its board of directors to recommend to the stockholders that they approve such proposal. In the event that the Company is prohibited from issuing Ordinary Shares upon any conversion due to the failure by the Company to have sufficient Ordinary Shares available out of the authorized but unissued Ordinary Shares (such unavailable number of Ordinary Shares, the “Authorization Failure Shares”), in lieu of delivering such Authorization Failure Shares to the Holder, the Company shall pay cash in exchange for the redemption of such portion of the Conversion Amount convertible into such Authorized Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorization Failure Shares and (y) the greatest Closing Sale Price of the Ordinary Shares on any Trading Day during the period commencing on the date the Holder delivers the applicable Conversion Notice with respect to such Authorization Failure Shares to the Company and ending on the date of such issuance and payment under this section to the extent the Holder purchases (in an open market transaction or otherwise) Ordinary Shares to deliver in satisfaction of a sale by the Holder of Authorization Failure Shares, any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith. If, at any time the Borrower does not maintain the Reserved Amount it will be considered an Event of Default under the Note, and the then outstanding principal due under this Note shall increase by Fifteen Thousand United States Dollars.

(g) [Intentionally Omitted].

(h) Pro Rata Conversion; Disputes. In the event of a dispute as to the number of Ordinary Shares issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of Ordinary Shares not in dispute and resolve such dispute in accordance section 5.18.

(i) [Intentionally Omitted].

(j) Book Entry upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid principal amount of this Note is so converted. The Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Borrower shall, prima facie, be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Note. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

(j) [Intentionally Omitted].

1.3 Effect of Certain Events. (a) [Intentionally Omitted]

(b) Adjustment Due to Fundamental Transactions. If, at any time when this Note is issued and outstanding and prior to conversion of all of this Note, there shall be any Fundamental Transaction, as a result of which Ordinary Shares of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the Ordinary Shares immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of this Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The above provisions shall similarly apply to successive Fundamental Transactions.

(c) Distribution. If the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Ordinary Shares as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Borrower’s stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then the Holder of this Note shall be entitled, upon any conversion of this Note after the date of record for determining stockholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the Ordinary Shares issuable upon such conversion had such Holder been the holder of such Ordinary Shares on the record date for the determination of stockholders entitled to such Distribution.

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(d) [Intentionally Omitted].

(e) [Intentionally Omitted].

(f) [Intentionally Omitted].

(g) [Intentionally Omitted].

(h) [Intentionally Omitted].

1.4 Method of Conversion. This Note may be converted by the Holder, in whole or in part, as described in Section 1.1(a) hereof. Upon partial conversion of Note, a new Note containing the same date and provisions of Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of Note and interest, if any, which shall not have been converted or paid.

1.5 Limitations on Conversion. Holder shall not effect any conversion of this Note or otherwise issue any Ordinary Shares pursuant hereto, to the extent (but only to the extent) that the Holder or any of its affiliates would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the Ordinary Shares. The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provision of this section. No prior inability to convert this Note, or to issue Ordinary Shares, pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. For purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Securities Act of 1934, as amended, and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Note. The holders of Ordinary Shares shall be third party beneficiaries of this paragraph and the Company may not waive this paragraph without the consent of holders of a majority of its Ordinary Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two (2) Trading Days confirm orally to the Holder and, if requested, in writing to the Holder the number of Ordinary Shares then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Ordinary Shares, including, without limitation, pursuant to this Note.

1.6 Non-circumvention. The Borrower hereby covenants and agrees that the Borrower will not, by amendment of its Certificate or Articles of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all the provisions of this Note and take all action as may be required to protect the rights of the Holder.

Sections 1.7 through 1.9 are deleted.

1.10 Security. The obligations of the Borrower under this Note shall be secured by the Reserve Amount.

1.11 [Intentionally Omitted].

1.12 Distributions on Capital Stock. So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder’s written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on Ordinary Shares solely in the form of additional Ordinary Shares or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders’ rights plan which is approved by a majority of the Borrower’s disinterested directors.

1.13 Restriction on Stock Repurchases and Debt Repayments. So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder’s written consent redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Borrower or any warrants, rights or options to purchase or acquire any such shares, or repay any pari passu or subordinated indebtedness of Borrower outside the ordinary course of business.

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1.14 [Intentionally Omitted].

1.15 [Intentionally Omitted].

1.16 [Intentionally Omitted].

1.17 No Integrated Offering. Other than as contemplated by the Registration Rights Agreement, none of the Company, its Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of shareholders of the Company for purposes of the Securities Act or under any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market. None of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps that would require registration of the issuance of any of the Securities under the Securities Act or cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

ARTICLE II - EVENT OF DEFAULT

2. The occurrence of any of the following events of default (“Event of Default”) shall be an event of default hereunder (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(a) The Company fails to pay the Outstanding Balance, fees, charges, or any other sum due under this Note or any other note issued by the Company by the Maturity Date;

(b) The Company shall fail to perform or observe, in any respect, any covenant, term, provision, condition, agreement or obligation of the Company under this Note or in the related Warrant, Securities Purchase Agreement, Irrevocable Instructions, or any other collateral documents (“Transaction Documents”);

(c) any representation, warranty of statement of the Company made, in this Note, said statement or certificate given in writing pursuant hereto or in connection therewith or any other report, news release, financial statement or certificate shall be false or misleading in any respect;

(d) the Company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed or the Company admits in writing its inability to pay its debts generally as they mature;

(e) any money judgment, writ or similar final process shall be entered or filed against Company or any of its property or other assets aggregating in excess of forty thousand dollars in the aggregate and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days;

(f) Bankruptcy, reorganization, insolvency proceeding, liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Company and if instituted against them are not dismissed within thirty days of initiation;

(g) The Company suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within thirty (30) days;

(h) [Intentionally Omitted];

(i) [Intentionally Omitted];

(j) a default by or breach of any material term by the Company under any one or more obligations or notes to its creditors which the Company failed to cure such default within the appropriate grace period;

(k) a Public Information Failure occurs, which is an occurrence if the Company is late in any of its filings with the SEC or in the event the Company experiences a DTC “Chill” on its shares;

(l) beginning 15 days after the Issuance Date, the failure of any of the DWAC Eligible Conditions to be satisfied at any time thereafter during which the Company has obligations under this Note or the Company loses its status as “DTC Eligible”; or the Company’s shareholders shall lose the ability to deposit (either electronically or by physical certificates, or otherwise) shares into the DTC System; or the Company shall become delinquent in its filing requirements as a fully-reporting issuer registered with the SEC;

(m) the Company shall fail to meet all requirements to satisfy the availability of Rule 144 to the Holder or its assigns including but not limited to timely fulfillment of its filing requirements as a fully-reporting issuer registered with the SEC, requirements for XBRL filings, and requirements for disclosure of financial statements on its website;

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(n) failure by the Company to (i) have reserved for issuance upon conversion of this Note the amount of Ordinary Shares as set forth in Exhibit C to this Note: Irrevocable Instructions (ii) to replenish the reserve set forth in Exhibit C: Irrevocable Instructions within three business days of the request of the Holder;

(o) withdrawal from registration of the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), either voluntary or involuntary;

(p) any cessation of operations by Company;

(q) The failure by Company to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future);

(r) the Company shall fail to maintain the listing and/or quotation, as applicable, of the Ordinary Shares on the exchange it is currently trading on or if trading in the Ordinary Shares shall be suspended for more than 10 consecutive days;

(s) the restatement of any financial statements filed by the Company with the SEC for any date or period from prior to the Issuance Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statement, have constituted a material adverse effect on the rights of the Holder with respect to this Note or any other Transaction Documents;

(t) The Company replaces or attempts to replace its transfer agent while the Holder has not fully converted the Note or received full payment from the Company for the Note (For each day the Holder does not have the exact form of Exhibit C to this Note: Irrevocable Instructions with the Company’s new transfer agent, the Company shall be charged a daily fee of Two Thousand Dollars that will be added to the principal balance of the Note and all legal fees that the Holder incurs in dealing with the transfer agent change shall be added to the Outstanding Balance; the Company will also agree to default judgment by any competent court related to the Company’s change of Transfer Agent);

(u) after Holder shall have delivered a Notice of Conversion, the Company shall fail for any reason to deliver unrestricted certificates to Holder within three business days or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s threat or intention to not honor requests for conversion of any Notes in accordance with the terms hereof or the Company shall fail to deliver documents requested by the Holder or the Holder’s brokerage firm which the Holder or the Holder’s brokerage firm deem necessary to allow Holder to sell the Conversion Shares, or the Company fails to remove or directs its transfer agent not to remove or impairs, delays or/or hinders its transfer agent from removing any restrictive legend, or fails to withdraw any stop transfer instructions in respect thereof on any certificate or any Ordinary Shares issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (An additional fee the greater of a) five hundred dollars per day and b) three percent of the value of the shares will be assessed for each day after the third trading day until delivery is made and will be added to the Outstanding Balance for failure of the Company to issue unrestricted shares or remove a stop transfer on any shares);

(v) during the term of this Note, the Company enters into any Prohibited Transaction;

(w) the Company fails to provide customary information reasonably requested by the Holder in order to enable the holder to have their converted securities accepted and sold by their brokerage firm, or the Company attempts to prevent, block or frustrate in any manner, the Holder from converting this Note;

(x)The Company shall fail to have the appropriate Ordinary Shares Par Value or fails to have its Ordinary Shares undergo a reverse stock split in accordance with the provisions of this Note;

(y) the Company shall fail to provide the Holder with information related to the corporate structure including, but not limited to, the number of authorized and outstanding shares, public float, the amount of shares in company treasury or the shares in the Company use category within two (2) business days of written request by Holder;

(z) the Company fails to pay any of its Transfer Agent fees or to maintain a Transfer Agent of record; If at the option of the Holder, the Holder advances any funds to the Borrower’s transfer agent in order to process a conversion, such advanced funds shall be paid by the Borrower to the Holder within two (2) business days of a demand from the Holder, either in cash or as an addition to the balance of the Note, and such choice of payment method is at the discretion of the Borrower) failure to do so shall be an Event of Default;

(aa) the Company or its officers, directors, and/or affiliates attempt to transmit, convey, disclose, or any actual transmittal, conveyance or disclosure by the Company or its officers, directors, and/or affiliates of, material non-public information concerning the Borrower, to the Holder or its successors and assigns, which is not promptly cured by Borrower’s filing of a Form 6-;

(bb) If, at any time on or after the date which is six (6) months after the Issuance Date, the Holder is unable to (i) obtain a standard “144 legal opinion letter” from an attorney reasonably acceptable to the Holder, the Holder’s brokerage firm (and respective clearing firm), and the Borrower’s transfer agent in order to facilitate the Holder’s conversion of any portion of the Note into free trading shares of the Borrower’s Ordinary Shares pursuant to Rule 144, and (ii) thereupon deposit such shares into the Holder’s brokerage account;

(cc) If within forty eight (48) hours form the delivery by e-mail of a Notice of Conversion by the Holder to the Borrower’s Transfer Agent, the Borrower fails to deliver the Transfer Agent a duly signed issuance resolution or instructions authorizing and approving the issuance of Ordinary Shares pursuant to such Notice of Conversion as set forth in the Irrevocable Instructions issued in connection with this Note;

(dd) Any court of competent jurisdiction issues an order declaring this Note, any of the other Transaction Documents or any provision hereunder or thereunder to be illegal;

(ee) the Borrower proposes to replace its transfer agent and fails to provide, prior to the effective date of such replacement, a fully executed Irrevocable Instructions in a form as initially delivered pursuant to the Securities Purchase Agreement (including but not limited to the provision to irrevocably reserve Ordinary Shares in the Reserved Amount) signed by the successor transfer agent to Borrower and the Borrower;

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(ff) the Borrower fails to disclose this note by filing a Form 6-K pursuant within one business day of this Note being signed;

(gg) the Borrower enters into any transaction or arrangement structured in accordance with, based upon, or related or pursuant to, in whole or in part, either Section 3(a)(9) of the Securities Act (a “3(a)(9) Transaction”) or Section 3(a)(l0) of the Securities Act (a “3(a)(l0) Transaction”) without prior written approval by Holder;

(hh) The Company files a Form 15 with the SEC;

(ii) Borrower shall have breached the terms of the Registration Rights Agreement.

The remedies under this Note shall be cumulative and automatically added to the principal value of the Note.

ARTICLE III - COVENANTS

3.1 As long as any portion of this Note remains outstanding, unless the Holder shall have otherwise given prior written consent, the Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

(a) (i) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on Ordinary Shares solely in the form of additional Ordinary Shares or (ii) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders’ rights plan which is approved by a majority of the Borrower’s disinterested directors;

(b) pay cash dividends or distributions on any equity securities of the Company;

(c) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder (it being acknowledged and agreed to that any such amendment for the purpose of effecting a reverse stock split to requalify under the listing standards of the Nasdaq Capital Market shall not be deemed a violation of this Section 3.1(c) nor shall it be an Event of Default hereunder or under the Purchase Agreement);

(d) engage in any material line of business substantially different from those lines of business conducted by the Company and each of its Subsidiaries on the Issuance Date or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose

(e) enter into any agreement with respect to any of the foregoing.

3.2 The Company shall:

(a) maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary;

(b) maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(c) file a registration statement to register the Ordinary Shares underlying conversions of the Note and exercise of the Warrant pursuant to the Registration Rights Agreement. The Borrower shall include on the registration statement the Borrower files with SEC (or on the subsequent registration statement if such registration statement is withdrawn, and excluding the current registration statement that the Borrower has on file with the SEC) all shares issuable upon conversion of this Note, unless such shares are at that time eligible for sale under Rule 144 under the Securities Act.

3.3 Par Value of Ordinary Shares. So long as Company shall have any obligation under this Note, Company covenants that at any time when Holder shall deliver a Conversion Notice, the par value of Company’s Ordinary Shares shall not be higher than the Conversion Price applicable to such Conversion Notice.

3.4 Mandatory Reverse Stock Split. So long as Borrower shall have any obligation under this Note, should there be no bid on the trading market where Borrower’s Commons Stock is listed or traded for 3 consecutive Trading Days or if the price of the stock is below one cent for a period of ten consecutive days, the Borrower shall immediately take action to have its Ordinary Shares undergo a reverse stock split at a ratio of 500 to 1 or such other ratio as shall make sound business judgment, subject to the filing with the SEC a Form 6-K including appropriate proxy materials under applicable Ireland law and subject to FINRA approval prior to the implementation of the reverse split. Failure by the Borrower to comply with this provision shall constitute an Event of Default under the Note.

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3.5 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any action or proceeding that may be brought by the Holder in order to enforce any right or remedy under this Note. Notwithstanding any provision to the contrary contained in this Note, it is expressly agreed and provided that the total liability of the Company under this Note for payments which under Nevis law are in the nature of interest shall not exceed the maximum lawful rate authorized under Nevis law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums which under Nevis law in the nature of interest that the Company may be obligated to pay under this Note exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by Nevis law and applicable to this Note is increased or decreased by statute or any official governmental action subsequent to the date hereof (the “Issue Date”), the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to this Note from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Holder with respect to indebtedness evidenced by this the Note, such excess shall be applied by the Holder to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Holder’s election.

3.6 Securities Laws Disclosure; Publicity. The Company shall (a) by 9:30 a.m. Eastern Time on the Trading Day immediately following the Date of Execution, issue a press release disclosing the material terms of the transactions contemplated hereby, or (b) file a Report on Form 6-K (the “Current Report”) on EDGAR with the SEC disclosing the material terms of the transactions contemplated hereby. From and after the filing of the Current Report, the Company represents to the Holder that it shall have publicly disclosed all material, non-public information delivered to the Holder by the Company, or any of its officers, directors, employees, or agents in connection with the transactions contemplated by this Note. The Company and the Holder shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Holder shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Holder, or without the prior consent of the Holder, with respect to any press release of the Company, none of which consents shall be unreasonably withheld, delayed, denied, or conditioned except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Holder, or include the name of the Holder in any filing with the SEC or any regulatory agency or Principal Market, without the prior written consent of the Holder, except to the extent such disclosure is required by law or Principal Market regulations, in which case the Company shall provide the Holder with prior notice of such disclosure permitted hereunder. The Company agrees that this is a material term of this Note and any breach of this Section 3.6 will result in an Event of Default.

3.7 During the term of this Note, the Borrower agrees that it will not issue a Variable Security to any party other than the Holder following the Issue Date without written approval from the Holder. The Borrower agrees that this is a material term of the Note and any breach of this section will result in an Event of Default.

3.8 So long as this Note is outstanding, upon any issuance by the Borrower or any of its subsidiaries of any security, or amendment to any security, at any time, subsequent, antecedent or prior to this Note being issued, with any term more favorable to the holder of such security (whether such holder be the current Holder of this Note, or any other holder) or with a term in favor of the holder of such security that was not similarly provided to the Holder in this Note, then such additional or more favorable term, at the Holder’s option, shall become a part of the Transaction Documents with the Holder. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, conversion lookback periods, interest rates, original issue discounts, shares deemed issued as an equity kicker or commitment shares, true up shares, stock sale price, private placement price per share, prepayment rate, interest rates and warrant coverage. The Borrower shall notify the Holder via email of such additional or more favorable term within one business day of the issuance and/or amendment (as applicable) of the respective security. Notwithstanding the foregoing, this Section 3.8 shall not apply to Exempt Issuances.

Article IV -REDEMPTION RIGHTS

4.1 Optional Redemption Right.

Subject to the provisions of this article, commencing 60 days after free trading shares are available to the Holder, the Company may deliver a 30-day call notice to the Holder (an “Optional Redemption Notice” and 30 trading days from the date of such notice is deemed delivered hereunder will be the “Optional Redemption Notice Date”) of its election to redeem the Outstanding Balance together with all unpaid interest, if any accrued thereon of this Note for cash at a redemption price equal to: one hundred and ten percent multiplied by all of the then Outstanding Balance together with all unpaid interest, if any, accrued thereon of this Note.

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Upon receipt of the Optional Redemption Notice, Holder shall have the option to convert up to 1/3 of the Outstanding Balance of the Note at the lower of the Fixed Conversion Price or Alternate Conversion Price. If a change of control occurs, an additional 5% premium would be owed on the Outstanding Balance. All such payments will be sent on the tenth Trading Day following the Optional Redemption Notice Date (such date, the “Optional Redemption Notice Date”, such ten Trading Day period, the “Optional Redemption Period” and such redemption, the “Optional Redemption”), The Optional Redemption Amount is payable in full on the Optional Redemption Notice Date. The Company may only effect an Optional Redemption if each of the Equity Conditions (as defined below) shall have been met (unless waived in writing by the Holder) on each Trading Day during the period commencing on the Optional Redemption Notice Date through to the Optional Redemption Date and through and including the date payment of the Optional Redemption Amount is actually made in full. If any of the Equity Conditions shall cease to be satisfied at any time during the Optional Redemption Period, then the Holder may elect to nullify the Optional Redemption Notice by notice to the Company after the day on which any such Equity Condition has not been met in which case the Optional Redemption Notice shall be null and void, ab initio. The Company covenants and agrees that it will honor all Notices of Conversion tendered from the time of delivery of the Optional Redemption Notice through the date all amounts owing thereon are due and paid in full, subject to the limitations set forth in the first sentence of this paragraph. “Equity Conditions” means, during the period in question, (a) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the Holder, if any, (b) the Company shall have paid all liquidated damages and other amounts due and owing to the Holder in respect of this Note, (c)(i) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the Conversion Shares issuable upon conversion of such portion of this Note subject to an Optional Redemption (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for such period) or (ii) all of the Conversion Shares issuable upon conversion of such portion of this Note subject to an Optional Redemption may be resold pursuant to Rule 144 during such period, (d) the Ordinary Shares is trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and the Company believes, in good faith, that trading of the Ordinary Shares on a Trading Market will continue uninterrupted for the foreseeable future), (e) there is a sufficient number of authorized but unissued and otherwise unreserved Ordinary Shares for the issuance of all of the Conversion Shares issuable upon conversion of such portion of this Note being redeemed at such time, (f) there is no existing Event of Default and, to the actual knowledge of the Company, no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (g) the issuance of the shares issuable to the Holder upon conversion of such portion of this Note subject to an Optional Redemption would not violate the limitations set forth in Section 1.5 under this Note, (h) [Intentionally Omitted], and (i) the applicable Holder is not in possession of any information provided by the Company that constitutes, or may constitute, material non-public information.

ARTICLE V - MISCELLANEOUS

5.1 Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2 Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and e-mailed. All such notices and communications shall be effective upon e-mail being sent.

If to the Borrower:	haggai@securitymattersltd.com
If to the Holder:	generatingalphaltd@pm.me

5.3 Amendment Provision. No provision of this Note may be modified or amended without the prior written consent of the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

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5.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns. The Holder has the full control and discretion to assign or transfer this Note to any transferee without the consent of the Company or have the shares that it converts under this Note sent to any third party at its sole discretion, without the consent of the Company subject to applicable law. If this Note is to be transferred, the Holder may surrender this Note to the Company, whereupon the Company shall forthwith issue and deliver upon the order of the Holder a new Note registered as the Holder may request, representing the Outstanding Balance being transferred by the Holder and, if less than the entire Outstanding Balance is being transferred, a new Note to the Holder representing the Outstanding Balance not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, following conversion or redemption of any portion of this Note, the Outstanding Balance represented by this Note may be different than the Principal stated on the face of this Note. If the Company fails to issue a new Note registered as the Holder may request, it shall constitute an Event of Default under the Note and the Note shall then be considered owned by the new Holder that Generating Alpha Ltd. has assigned this Note to (“Assignee Holder”). Alternatively, at the discretion of the Holder, in lieu of the Holder requesting that the Company issue a new Note registered as the Holder may request, the Holder of this Note may instruct the Company and its transfer Agent that this Note has been transferred or assigned to an Assignee Holder and that the Assignee Holder is now the new Holder of this Note without any new Note being required to be issued by the Company to the Assignee Holder. To further clarify, if Generating Alpha Ltd. sells, assigns or transfers the Note to, for instance, ABC Fund, LLC, then ABC Fund, LLC shall now be the new Holder under this Note, regardless of whether a new Note is issued by the Company in the name of ABC Fund, LLC.

5.5 Cost of Collection. If default is made in the payment of Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees.

5.6 Governing Law. This Agreement shall be deemed executed, delivered and performed in Nevis. This Agreement shall be solely and exclusively construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed solely and exclusively by the internal laws of Nevis, without giving effect to any choice of law or conflict of law provision or rule (whether of Nevis or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than Nevis. The Borrower irrevocably and exclusively consents to and expressly agrees that binding arbitration in Nevis conducted by the Arbitrator Conflict Resolution Centre shall be their sole and exclusive remedy for any dispute arising out of or relating to the Agreement, Irrevocable Instructions or any other agreement between the parties, the Borrower’s transfer agent or the relationship of the parties or their affiliates, and that the arbitration shall be conducted via telephone or teleconference. If the Arbitrator is not available, a different arbitrator or law firm in Nevis shall be chosen by the Investor and agreed upon by the Borrower. Borrower covenants and agrees to provide written notice to Investor via email prior to bringing any action or arbitration action against the Borrower’s transfer agent or any action against any person or entity that is not a party to this Agreement that is related in any way to this Agreement or any of the Exhibits under this Agreement or any transaction contemplated herein or therein, and further agrees to timely notify Investor to any such action. Borrower acknowledges that the governing law and venue provisions set forth in this Agreement are material terms to induce Investor to enter into the Transaction Documents and that but for Borrower’s agreements set forth in this section, Investor would not have entered into the Transaction Documents. In the event that the Investor needs to take action to protect their rights under the Agreement, the Investor may commence action in any jurisdiction needed with the understanding that the Agreement shall still be solely and exclusively construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed solely and exclusively by the internal laws of Nevis, without giving effect to any choice of law or conflict of law provision or rule (whether of Nevis or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Nevis. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note or any other related transaction document by email. This section and provision of the Agreement will not apply to the Confession of Judgment.

5.7 Non-Business Days. Whenever any payment or any action to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due or action shall be required on the next succeeding Trading Day and, for such payment, such next succeeding day shall be included in the calculation of the amount of accrued interest, if any, payable on such date.

5.8 Entire Understanding. The Securities Purchase Agreement between the Borrower and the Holder (including all Exhibits thereto and the other Transaction Documents) constitute the full and entire understanding and agreement between the Borrower and the Holder with respect to the subject hereof. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Borrower and the Holder.

5.9 Deleted.

5.10 No Broker-Dealer Acknowledgement. Absent a final adjudication from the Supreme Court, so long as any obligation of Borrower under this Note, Warrant or the other Transaction Documents is outstanding, the Company shall not state, claim, allege, or in any way assert to any person, institution, or entity, that Holder is currently, or ever has been, a broker-dealer under the Securities Exchange Act of 1934.

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5.11 Legal Opinion. Upon request of the Holder, the Company’s counsel shall provide an opinion regarding the applicable exemption from registration under the Securities Act for the issuance of the Conversion Shares pursuant to the terms and conditions of this Agreement and the Note, which provides that upon conversion at any time following the date hereof, the shares received as a result of the conversion shall be issued unrestricted in accordance with the appropriate exemption, if permitted under applicable law. The Company agrees and accepts that any licensed attorney may provide an opinion regarding the applicable exemption from registration under the Securities Act for the issuance of the Conversion Shares pursuant to the terms and conditions of this Note, which provides that upon conversion at any time following the date hereof, the shares received as a result of the conversion shall be issued unrestricted in accordance with the appropriate exemption. The Company further agrees and accepts that their transfer agent shall be able to rely upon any licensed attorney’s legal opinion regarding the applicable exemption from registration under the Securities Act for the issuance of the Conversion Shares pursuant to the terms and conditions of this Note, which provides that upon conversion at any time following the date hereof, the shares received as a result of the conversion shall be issued unrestricted in accordance with the appropriate exemption. If the Company attempts to refuse the legal opinion of a licensed attorney chosen by the Borrower, such refusal shall constitute an Event of Default under this Note.

5.12 [Intentionally Omitted].

5.13 Savings Clause. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provision of this Note will not in any way be affected or impaired thereby. In no event shall the amount of interest, if any, paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law. If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt. If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

5.14 Attorneys’ Fees and Cost of Collection. In the event of any action at law or in equity to enforce or interpret the terms of this Note or any of the other documents related to this financing, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees and expenses paid by such prevailing party in connection with the litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair a court’s power to award fees and expenses for frivolous or bad faith pleading.

5.15 Fees and Charges. The parties acknowledge and agree that upon the Borrower’s failure to comply with the provisions of this Note, the Holder’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, the Holder’s increased risk, and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder, among other reasons. Accordingly, any fees, charges, and interest, if any, due under this Note are intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not a penalty, and shall not be deemed in any way to limit any other right or remedy Holder may have hereunder, at law or in equity. Each time the Company incorrectly challenges a conversion request or fails to provide the current issued and outstanding to the Noteholder within five business days of the request, the Outstanding Balance of this Note shall increase by two thousand dollars.

5.16 Notice of Corporate Events. Except as otherwise provided herein, the Holder of this Note shall have no rights as a Holder of Ordinary Shares unless and only to the extent that it converts this Note into Ordinary Shares. The Borrower shall provide the Holder with prior notification of any meeting of the Borrower’s stockholders (and copies of proxy materials and other information sent to stockholders). In the event of any taking by the Borrower of a record of its stockholders for the purpose of determining stockholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining stockholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Borrower or any proposed liquidation, dissolution or winding up of the Borrower, the Borrower shall mail or otherwise deliver a notice to the Holder (which shall be deemed satisfied by providing the same notice to the shareholders of the Company),of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time. The Borrower shall make a public announcement of any event requiring notification to the Holder hereunder substantially simultaneously with the notification to the Holder in accordance with the terms of this section.

5.17 Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required. No provision of this Note shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of, and interest, if any, on, this Note at the time, place, and rate, and in the form, herein prescribed. Holder shall be afforded the additional remedy of not being bound by the Governing Law provision of this Note.

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5.18 Dispute Resolution. In the case of a dispute as to the determination of the Conversion Price (including, without limitation, any disputed adjustment thereto or any dispute as to whether any issuance or sale or deemed issuance or sale, The conversion price, the trading price, the closing sale price or fair market value (as the case may be) or the calculation of the conversion price, any reduction or addition of principal balance to the Note, the Company or the Holder (as the case may be) shall submit the disputed determinations or calculations (as the case may be) via email or mail (i) within two Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to agree upon such determination or calculation within two business Days of such disputed determination or calculation (as the case may be) being submitted to the Company of the Holder (as the case may be), the Company shall, within two Business Days, submit via email (a) the disputed determination of the conversion price, trading price or other price (as the case may be) to an independent, reputable investment banks selected by the company and approved by the Holder or to an independent, outside accountant selected by the Holder that is reasonable acceptable to the Company. The Company shall cause at its expense the investment bank or the accountant (as the case may be) to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten business days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error.

5.19 Deleted.

5.20 Non-circumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation or bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any Ordinary Shares receivable upon conversion of this Note above the Conversion Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Ordinary Shares upon the conversion of this Note, and (iii) shall, so long as the Note is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Ordinary Shares, solely for the purpose of effecting the conversion of the Notes, the maximum number of Ordinary Shares as shall from time to time be necessary to effect the conversion of the Notes then outstanding (without regard to any limitations on conversion).

5.21 Non-Shell. The Company represents that it is not a “shell” issuer and has never been a “shell” issuer or that if it previously has been a “shell” issuer that at least 12 months have passed since the Company has reported Form 10 type information indicating it is no longer a “shell” issuer.

5.22. Certain Amounts. Whenever pursuant to this Note, the Borrower is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest, if any, plus Default Interest on such interest, the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Note and to earn a return from the sale of Ordinary Shares acquired upon conversion of this Note at a price in excess of the price paid for such shares pursuant to this Note. The Borrower and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Note into Ordinary Shares.

5.23 [Intentionally Omitted].

5.24 Purchase Agreement. By its acceptance of this Note, each party agrees to be bound by the applicable terms of the Purchase Agreement.

5.25 Absence of Certain Changes. Since the date of the Company’s most recent audited financial statements contained in a Form 20-F or Form 6-K, except as disclosed in the SEC Documents, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries. Since the date of the Company’s most recent audited financial statements contained in a Form 20-F or Form 6-K, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

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5.26 [Intentionally Omitted].

5.27 [Intentionally Omitted].

5.28 [Intentionally Omitted].

5.29 [Intentionally Omitted].

5.30 Existing Securities; Obligations. Except as disclosed in the SEC Documents: (A) none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) other than as may be for Exempt Issuances, there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement); (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (F) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

5.31 Litigation. There is no action, suit, arbitration, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Ordinary Shares or any of the Company’s or its Subsidiaries’ officers or directors , whether of a civil or criminal nature or otherwise, in their capacities as such, except as set forth in Schedule 3(t). No director, officer or employee of the Company or any of its subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. Without limitation of the foregoing, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1933 Act or the 1934 Act. After reasonable inquiry of its employees, the Company is not aware of any fact which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity or Authority.

5.32 [Intentionally Omitted].

5.33 [Intentionally Omitted].

5.34 No Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities (other than the Placement Agent), (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries or (iv) paid or agreed to pay any Person for research services with respect to any securities of the Company or any of its Subsidiaries.

5.35 [Intentionally Omitted].

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5.36 Management. Except as set forth in a schedule hereto, during the past five year period, no current or former officer or director or, to the knowledge of the Company, no current ten percent (10%) or greater stockholder of the Company or any of its Subsidiaries has been the subject of:

(i) a petition under bankruptcy laws or any other insolvency or moratorium law or the appointment by a court of a receiver, fiscal agent or similar officer for such Person, or any partnership in which such person was a general partner at or within two years before the filing of such petition or such appointment, or any corporation or business association of which such person was an executive officer at or within two years before the time of the filing of such petition or such appointment;

(ii) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

(iii) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

(1) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(2) Engaging in any particular type of business practice; or

(3) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities laws or commodities laws;

(iv) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than sixty (60) days the right of any such person to engage in any activity described in the preceding sub paragraph, or to be associated with persons engaged in any such activity;

(v) a finding by a court of competent jurisdiction in a civil action or by the SEC or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC or any other authority has not been subsequently reversed, suspended or vacated; or

(vi) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

5.37 Stock Option Plans. Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable stock option plan of the Company and (ii) with an exercise price at least equal to the fair market value of the Ordinary Shares on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

5.38 No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents. In addition, on or prior to the date hereof, the Company had discussions with its accountants about its financial statements previously filed with the SEC. Based on those discussions, the Company has no reason to believe that it will need to restate any such financial statements or any part thereof.

5.39 No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the 1933 Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Holder a copy of any disclosures provided thereunder.

16

5.40 Limitations on Disclosure. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide Holder with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of such Holder (which may be granted or withheld in such Holder’s sole discretion). In the event of a breach of any of the foregoing covenants or any of the covenants or agreements contained in any other Transaction Document, by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of such Holder), in addition to any other remedy provided herein or in the Transaction Documents, the Holder shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such breach or such material, non-public information, as applicable, without the prior approval by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees or agents. The Holder shall have not have any liability to the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, affiliates, stockholders or agents, for any such disclosure. To the extent that the Company delivers any material, non-public information to the Holder without the Holder’s consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information. Subject to the foregoing, neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to make the Press Releases and any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filings and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder (which may be granted or withheld in such Holder’s sole discretion), the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise, except as required by applicable law. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that no Holder shall have (unless expressly agreed to by the Holder after the date hereof in a written definitive and binding agreement executed by the Company and the Holder (it being understood and agreed that no Holder may bind any other Holder with respect thereto)), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding the Company or any of its Subsidiaries.

5.41 Right of First Refusal. If at any time while this Note is outstanding, the Company has a bona fide offer of capital financing from any 3rd party, that the Company intends to act upon, then the Company must first offer such opportunity to the Holder to provide such capital or financing to the Company on the same terms as each respective 3rd party’s terms. Should the Holder be unwilling or unable to provide such capital or financing to the Company within 10 trading days from Holder’s receipt of written notice of the offer (the “Offer Notice”) from the Company, then the Company may obtain such capital or financing from that respective 3rd party upon the exact same terms and conditions offered by the Company to the Holder, which transaction must be completed within 30 days after the date of the Offer Notice. If the Company does not receive the capital or financing from the respective 3rd party within 30 days after the date of the respective Offer Notice, then the Company must again offer the capital or financing opportunity to the Holder as described above, and the process detailed above shall be repeated. The Offer Notice must be sent via electronic mail to generatingalphaltd@pm.me. This clause does not apply to any Exempt Issuance.

5.42 Variable Security Blocker. The Borrower shall not enter into a similar type financing transaction (e.g. convertible promissory note) with, or issue a Variable Security to, any party other than the Holder while the Note is outstanding. A Variable Security shall mean any security issued by the Borrower that (i) has or may have conversion rights of any kind, contingent, conditional or otherwise in which the number of shares that may be issued pursuant to such conversion right varies with the market price of the Ordinary Shares; (ii) is or may become convertible into Ordinary Shares (including without limitation convertible debt, warrants or convertible preferred stock), with a conversion or exercise price that varies with the market price of the Ordinary Shares, even if such security only becomes convertible or exercisable following an event of default, the passage of time, or another trigger event or condition; or (iii) was issued or may be issued in the future in exchange for or in connection with any contract, security, or instrument, whether convertible or not, where the number of Ordinary Shares issued or to be issued is based upon or related in any way to the market price of the Ordinary Shares, including, but not limited to, Ordinary Shares issued in connection with a Section 3(a)(9) exchange, a Section 3(a)(10) settlement, or any other similar settlement or exchange. The Borrower agrees that this is a material term of the Note and any breach of this Section will result in an Event of Default under this Note.

5.43 Opportunity to Consult with Counsel. The Borrower represents and acknowledges that it has been provided with the opportunity to discuss and review the terms of this Note and the other Transaction Documents with its counsel before signing it and that it is freely and voluntarily signing the Transaction Documents in exchange for the benefits provided herein. In light of this, the Borrower will not contest the validity of Transaction Documents and the transactions contemplated therein. The Borrower further represents and acknowledges that it has been provided a reasonable period of time within which to review the terms of the Transaction Documents.

17

5.44 [Intentionally Omitted].

5.45 [Intentionally Omitted].

5.46 [Intentionally Omitted].

5.47 [Intentionally Omitted].

5.48 [Intentionally Omitted].

5.49 [Intentionally Omitted].

5.50. [Intentionally Omitted].

5.51. [Intentionally Omitted].

5.52 [Intentionally Omitted].

5.53 Confession Of Judgment. The Borrower hereby irrevocably authorizes and empowers, the Lender and any attorney-at-law, each as the Borrower’s attorney-in-fact, to appear ex parte in any court of record and to confess judgment against the Company for the unpaid amount of this Note as evidenced by an affidavit signed by Holder setting forth the amount then due, including attorneys’ fees plus costs of suit, and to release all errors, and waive all rights of appeal. If a copy of this Note verified by an affidavit, shall have been filed in the proceeding, it will not be necessary to file the original as a warrant of attorney. The Borrower waives the right to contest Holder’s rights under this section, including without limitation the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect. No single exercise of the foregoing warrant and power to confess judgment will be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void; but the power will continue undiminished and may be exercised from time to time as Holder may elect until all amounts owing on this Note have been paid in full. The Company hereby further waives and releases any and all claims or causes of action which the Company might have against any attorney acting under the terms of authority which the Company has granted herein arising out of or connected with the confession of judgment hereunder. Notwithstanding anything to the contrary contained herein, Holder shall not exercise its rights with respect to the foregoing power of attorney unless or until an Event of Default has occurred. Neither the Confession of Judgment nor the Investor shall not be bound by Section 5.6 of this Agreement and the Investor shall have the option to commence legal proceedings with any court of their choosing.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Borrower has caused Note to be signed in its name by an authorized officer as of the 19th day of July 2024.

SMX (Security Matters) Public Limited Company

	By:	/s/ Haggai Alon
	Printed Name:	Haggai Alon
	Title:	Chief Executive Officer

NOTARY PUBLIC WITNESS or Docusign

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Exhibit A1

Definitions

“Closing Bid Price” means, for any security as of any date, the closing bid price on the Over-the-Counter Bulletin Board (the “OTCBB”), or other applicable primary trading market as reported by a reliable reporting service designated by the Holder (i.e. Bloomberg) or, if the OTCBB is not the principal trading market for such security, the closing price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing prices of any market makers for such security that are listed in the “pink sheets” by the OTC Markets Group, Inc. (formally Pink Sheets LLC). If the Closing Bid Price cannot be calculated for such security on such date in the manner provided above, the Closing Bid Price shall be the fair market value as mutually determined by the Borrower and the Holder in order to determine the Conversion Price of such Note. In the event that a bid price does not exist for one of the days used to calculate the VWAP, of it the Company loses DTC eligibility, or gets “chilled for deposit”, then instead of using zero, the Conversion Price shall be .00001.

“Conversion Default Payment” Without in any way limiting the Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Ordinary Shares issuable upon conversion of this Note is not delivered by the Share Delivery Date the Borrower shall pay to the Holder the Conversion Default Payment. Conversion Default Payment shall mean $2,000 per day in cash, for each day beyond the Share Delivery Date that the Borrower fails to deliver such Ordinary Shares until the Borrower issues and delivers a certificate to the Holder or credits the Holder’s account with the Borrower’s transfer agent for the number of Ordinary Shares to which the Holder is entitled upon such Holder’s conversion of any Conversion Amount (under Holder’s and Borrower’s expectation that any damages will tack back to the Issue Date). Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, if not so paid by the Borrower and at the option of the Holder (by written notice to the Borrower by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest, if any, shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into Ordinary Shares in accordance with the terms of this Note. The Borrower agrees that the right to convert is a valuable right to the Holder. The damages resulting from a failure, attempt to frustrate, and interference with such conversion right are difficult if not impossible to qualify. Accordingly, the parties acknowledge that the liquidated damages provision contained in this Note are justified.

“Event of Default Effect” shall mean (a) the Outstanding Balance, through the date of acceleration shall immediately increase to one hundred and twenty percent of the Outstanding Balance immediately prior to the occurrence of the Event of Default in which case the one hundred and twenty percent shall be replaced with five hundred percent immediately prior to the occurrence of the Event of Default and such increase in the Outstanding Balance shall tack back to the Issuance Date of the Note, (b) this Note shall then accrue interest at the Default Interest Rate which shall be equal to the lesser of twenty four and a half percent per annum or the maximum rate permitted under applicable law during an Event of Default. The Default Effects shall automatically apply upon the occurrence of an Event of Default without the need for any party to give any notice or take any other action. The Holder need not provide, and the Borrower hereby waives, any presentment, demand, protest or other notice of any kind regarding an Event of Default. Further, upon the occurrence and during the continuation of any Event of Default, the Holder may by written notice to the Borrower declare the entire Outstanding Balance immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding; provided, however, that upon the occurrence or existence of any Event of Default, immediately and without notice, all outstanding obligations payable by the Borrower hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Transaction Documents to the contrary (“Automatic Acceleration”). The Holder and the Borrower shall retain all rights under this Note and the Transaction Documents, including the ability to convert the then Outstanding Balance of this Note at all times following the occurrence of an Automatic Acceleration until the entire then Outstanding Balance has been paid in full or converted. If one or more of the “Events of Default” as described in the Agreement shall occur, the Borrower agrees to pay all costs and expenses, including reasonable attorney’s fees, which the Holder may incur in collecting any amount due under, or enforcing any terms of, this Note. The Borrower covenants that until all amounts due under this Note are paid in full, by conversion or otherwise, the Borrower shall notify Holder in writing within one day of any of the above Events of Default. If the Holder shall commence an action or proceeding to enforce any provision of this Note, including, without limitation, engaging an attorney, then if the Holder prevails in such action, the Holder shall be reimbursed by the Company for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding. If the Holder shall commence an action or proceeding to enforce any provisions of this Note, including, without limitation, engaging an attorney, then if the Holder prevails in such action, the Holder shall be reimbursed by the Borrower for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

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“Fundamental Transaction” means that (i) (1) the Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consolidate or merge with or into (whether or not the Borrower or any of its subsidiaries is the surviving corporation) any other individual, corporation, limited liability company, partnership, association, trust or other entity or organization (collectively, “Person”), or (2) the Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) the Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of voting stock of the Borrower (not including any shares of voting stock of the Borrower held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) the Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of voting stock of the Borrower (not including any shares of voting stock of the Borrower held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) the Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, reorganize, recapitalize or reclassify the Ordinary Shares, other than an increase in the number of authorized shares of the Borrower’s Ordinary Shares, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of the Borrower. The provisions of this section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of this Note.

“Outstanding Balance” means the Original Principal Amount, as reduced or increased, as the case may be, pursuant to the terms hereof for conversion, breach hereof or otherwise, plus any accrued but unpaid interest (including with limitation Default Interest), collection and enforcements costs, and any other fees or charges incurred under this Note. This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of Borrower and will not impose personal liability upon Holder thereof.

“Prohibited Transaction” shall refer to the issuance by the Company of any Variable Security. Securities in a registered direct public offering or an unregistered private placement where the price per share of such securities is fixed concurrently with the execution of definitive documentation relating to the offering or placement, as applicable and securities issued in connection with a non-convertible secured debt financing, shall not be a Prohibited Transaction. Notwithstanding the foregoing, Exempt Issuances shall not be Prohibited Transactions.

“Trading Day” shall mean any day on which the Ordinary Shares is traded on the principal securities exchange or securities market on which the Ordinary Shares is then traded, provided that “Trading Day” shall not include any day on which the Ordinary Shares is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Ordinary Shares is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

“Alternate Conversion Measuring Period” shall mean the fifteen Trading Days immediately prior to a conversion notice for the Note.

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Exhibit B

NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

The undersigned hereby elects to convert $_________ of the Outstanding Balance due on the Note issued by SMX (Security Matters) Public Limited Company on July 19, 2024 into Ordinary Shares of SMX (Security Matters) Public Limited Company (the “Borrower”) according to the conditions set forth in such Note, as of the date written below.

Date of Conversion: _____________________________________________________________

Conversion Price: _______________________________________________________________

Shares to Be Delivered: _________________________________________________________

Notwithstanding anything to the contrary contained herein, this Conversion Notice shall constitute a representation by the Holder of the Note submitting this Conversion Notice that, after giving effect to the conversion provided for in this Conversion Notice, such Holder (together with its affiliates) will not have beneficial ownership (together with the beneficial ownership of such person’s affiliates) of a number of shares Ordinary Shares which exceeds the Maximum Percentage (as defined in the Note) of the total outstanding shares Ordinary Shares of the Company as determined pursuant to the provisions of this Note.

Signature:
Generating Alpha Ltd.

PLEASE BE ADVISED, pursuant to the Note, “Upon receipt by the Company of a copy of the Conversion Notice, the Company shall as soon as practicable, but in no event later than one (1) Business Day after receipt of such Conversion Notice, SEND, VIA EMAIL, A CONFIRMATION OF RECEIPT OF SUCH CONVERSION NOTICE TO SUCH HOLDER INDICATING THAT THE COMPANY WILL PROCESS SUCH CONVERSION NOTICE in accordance with the terms herein. Within two (2) Business Days after the date of the Conversion Confirmation, the Company shall have issued and electronically transferred the shares to the Broker indicated by the Holder of the Note.

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Exhibit C

SMX (Security Matters) Public Limited Company

OFFICER’S CERTIFICATE

The undersigned, Haggai Alon, Chief Executive Officer of SMX (Security Matters) Public Limited Company, an Irish corporation (“Company”), in connection with the issuance of that certain Note issued by the Company as of July 19, 2024 (the “Note”) in the original principal amount of $1,150,000 in favor of Generating Alpha Ltd., a Saint Kitts and Nevis company (“Investor”), pursuant to that certain Securities Purchase Agreement dated as of July 19, 2024 between Investor and Company (the “Purchase Agreement”), personally and in his capacity as an officer of Company, hereby represents, warrants and certifies that:

1. Borrower is not, a shell Company as described in Rule 144 promulgated with reference to the Securities Act of 1933, as amended (the “Securities Act”);

2. Borrower is, unless noted “Not Applicable,” subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

3. Borrower has to the extent it has been subject to Exchange Act requirements for filing reports, filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months and or has filed with the trading exchange or over the counter disclosure system all such reports and information to be deeded current in all public reporting.

4. Borrower is now and will remain current with all obligations with its stock transfer agent and the U.S. Securities and Exchange Commission and the state of incorporation.

5. Any and all approvals needed in relation to the above referenced Note, this letter, for the assistance of our transfer agent, etc., is obtained.

6. I am the duly appointed Chief Executive Officer of the Company.

7. The representations and warranties made by the Company in the Purchase Agreement are true and correct in all material respects as of the date of this representation. The capitalization of the Company described in the Purchase Agreement has not changed as of the date hereof.

8. As of the date hereof, the Company has satisfied and duly performed all of the conditions and obligations specified the Purchase Agreement to be satisfied on or prior to the Closing Date (as defined in the Purchase Agreement) or such conditions and obligations have been waived expressly in writing signed by the purchaser.

9. There has been no adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company since the date of the Company’s most recent financial statements filed with the United States Securities and Exchange Commission, other than losses and matters which would not, individually or in the aggregate, have a Material Adverse Effect (as defined in the Purchase Agreement) or that are otherwise disclosed in the Public Filings.

10. The Company is qualified as a foreign corporation in all jurisdictions in which the Company owns or leases properties, or conducts any business except where failure of the Company to be so qualified would not have a Material Adverse Effect (as defined in the Purchase Agreement).

11. The Company is an operating company, and is not a shell company. If the Company has previously been a shell company, it has since filed Form 10 information (supporting the claim that it is no longer a shell company), reported that it is no longer a shell company, filed all required reports for at least twelve consecutive months after the filing of the respective Form 10 information, and has therefore complied with Rule 144(i)(2).

12. Since the Closing Date (as defined in the Purchase Agreement), Company has not made any Variable Security Issuances to anyone other than Investor.

13. The execution and issuance of this Officer’s Certificate to Investor is a material inducement to Investor’s agreement to purchase the Note on the terms set forth in the Purchase Agreement and that but for this execution and issuance of this Officer’s Certificate, Investor would not have purchased the Note from Company.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Officer’s Certificate of SMX (Security Matters) PLC as of July 19, 2024.

Name:	Haggai Alon
Title:	Chief Executive Officer

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